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                                                                       Exhibit 6

                       Sutherland, Asbill & Brennan, L.L.P.

1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2404

Susan S. Krawczyk

                                                         April 28, 1997

Board of Directors
New England Life Insurance Company
501 Boylston Street
Boston, Massachusetts 02116

  Re: New England Variable Life Separate Account

Gentlemen"

  We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 for certain individual modified single premium variable life insurance policies issued through New England Variable Life Separate Account of New England Life Insurance Company (File No. 33-65263). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                           Very truly yours,

                           SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                           By: Susan S. Krawczyk